SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               -------------------

                                   FORM 8-A/A
                                 Amendment No. 1


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934
                               -------------------


                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)



                DELAWARE                               13-1726769
(State of incorporation or organization)              (IRS Employer
                                                 Identification Number)

        Pleasantville, New York                        10570-7000
(Address of principal executive offices)               (Zip Code)


        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
          -------------------                ------------------------------
 Common Stock, par value $.01 per share       New York Stock Exchange, Inc.
   (formerly Class A Nonvoting Common
    Stock, par value $.01 per share)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

     Securities Act registration statement file number to which this form relates: 333-90576

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Reader's Digest Association, Inc., a Delaware corporation ("Registrant"), hereby amends the Registration Statement on Form 8-A (File No. 1-10434) filed by Registrant on January 16, 1990.

Item 1. Description of Registrant's Securities to Be Registered.

     This registration statement relates to the registration with the Securities and Exchange Commission (the "Commission") of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Registrant.

     Prior to December 13, 2002, Registrant had two classes of Common Stock, Class A Nonvoting Common Stock, par value $.01 per share ("Class A Stock"), and Class B Voting Common Stock, par value $.01 per share ("Class B Stock"). On December 13, 2002, Registrant's stockholders approved, and Registrant effected, a merger (the "Merger") of its wholly owned subsidiary, RDA Merger Corp., with and into Registrant, pursuant to which (1) each share of Class A Stock was recapitalized into one share of Common Stock, (2) each share of Class B Stock was converted into 1.22 shares of Common Stock (with cash to be paid in lieu of fractional shares) and (3) Registrant's certificate of incorporation was amended to divide the board of directors into three classes and to eliminate the ability of stockholders to act by written consent without a meeting. In addition, effective upon completion of the Merger, Registrant's by-laws were amended and restated.

     The Common Stock is the subject of a registration statement on Form S-4 under the Securities Act of 1933 (File No. 333-90576) (the "Registration Statement"), initially filed with the Commission on June 14, 2002, as amended, and declared effective by the Commission on November 12, 2002.

     The description of the Common Stock registered hereunder, set forth under the caption "Description of Common Stock," beginning on page 88 of Post-Effective Amendment No. 3 of the Registration Statement, is incorporated herein by reference. The description of the Common Stock is qualified in its entirety by reference to Registrant's certificate of incorporation, as amended, and by Registrant's amended and restated by-laws, effective December 13, 2002, which are filed as exhibits to this Registration Statement on Form 8-A/A and are incorporated herein by reference.

Item 2. Exhibits.

        3.1.1 Restated Certificate of Incorporation of The Reader's Digest Association, Inc., filed with the State of Delaware on February 7, 1990 (Exhibit 3.1.1 to Annual Report on Form 10-K for the year ended June 30, 1993).

        3.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc., filed with the State of Delaware on February 22, 1991 (Exhibit 3.1.2 to Annual Report on Form 10-K for the year ended June 30, 1993).

        3.1.3 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc., filed with the State of Delaware on November 19, 1999 (Exhibit 10.29 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

        3.1.4 Certificate of Merger of RDA Merger Corp. with and into The Reader's Digest Association, Inc., filed with the State of Delaware on December 13, 2002 (filed herewith).

        3.2 Amended and Restated By-laws of The Reader's Digest Association, Inc., effective December 13, 2002 (filed herewith).

        4.1    Specimen of Common Stock Certificate (filed herewith).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              THE READER'S DIGEST ASSOCIATION, INC.



Dated: December 13, 2002      By:       /s/ C.H.R. DuPree
                                 ---------------------------------------
                                 Name:  C.H.R. DuPree
                                 Title: Vice President, Corporate
                                        Secretary and Associate
                                        General Counsel